     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 27, 1998
                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    FORM S-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 ---------------

                      INSPIRE INSURANCE SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)

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
             TEXAS                                              7373                                                  75-2595937
(State or other jurisdiction of                     (Primary Standard industrial                                   (I.R.S. Employer
incorporation or organization)                      classification code number)                                  Identification No.)
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                                 ---------------

                              300 BURNETT STREET
                         FORT WORTH, TEXAS 76102-2799
                           Telephone: (817) 348-3999
                   (Address, including zip code, and telephone
                  number, including area code, of registrant's
                          principal executive offices)

                            F. GEORGE DUNHAM, III
                              300 BURNETT STREET
                         FORT WORTH, TEXAS 76102-2799
                           Telephone: (817) 348-3999
                     (Name, address, including zip code, and
                    telephone number, including area code, of
                               agent for service)

                                 ---------------
                                   Copies to:

      TERRY M. SCHPOK. P.C.                           FRED W. FULTON
AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.         THOMPSON & KNIGHT, A
 1700 PACIFIC AVENUE, SUITE 4100                PROFESSIONAL CORPORATION
     DALLAS, TEXAS 75201-4675                 1700 PACIFIC AVENUE, SUITE 3300
           (214) 969-2800                        DALLAS, TEXAS 75201-4693
                                                     (214) 969-1700

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] File No. 333-47413

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
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
=============================================================================================================================
 Title of each class         Amount
 of securities to be          to be          Offering price per    Aggregate offering      Amount of
     registered           registered (1)         share (2)             price (2)        registration fee
   ---------------       ---------------      ---------------      -------------------  ----------------
Common Stock, $.01
par value               345,000 Shares        $  31.50             $ 10,867,500           $  3,206

Series A Junior
  Preferred Stock       345,000 Rights        $     --             $         --           $     --
  Purchase Rights (3)
=============================================================================================================================
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(1) Includes 45,000 shares of Common Stock and Preferred Stock Purchase Rights subject to the Underwriters' over-allotment option.
(2) Based upon the actual offering price before underwriting discounts and commissions.
(3) One Preferred Stock Purchase Right will be issued with each share of Common
    Stock. As no additional consideration will be received for the Preferred
    Stock Purchase Rights, no registration fee is required with respect to them under Rule 457(i).

                                EXPLANATORY NOTE

         This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction V of Form S-1, both promulgated under the Securities Act of 1933, as amended. The contents of Registration Statement No. 333-47413 (the "Prior Registration Statement"), declared effective by the Commission on March 26, 1998, including any prospectuses filed pursuant thereto, are hereby incorporated herein by reference. This Registration Statement is being filed solely to increase the number of shares of common stock of INSpire Insurance Solutions, Inc. (the "Common Stock") to be offered in the public offering of Common Stock contemplated by the Prior Registration Statement by 300,000 shares plus up to 45,000 shares that may be sold pursuant to the Underwriters' over-allotment option.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas on March 26, 1998.

                                       INSPIRE INSURANCE
                                       SOLUTIONS, INC.

                                       By: /s/ F. GEORGE DUNHAM, III
                                          -----------------------------
                                           F. George Dunham, III
                                           President

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on March 26, 1998.

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
            SIGNATURE                                            TITLE
            ---------                                            -----
      /s/ F. GEORGE DUNHAM, III
--------------------------------------------             President, Chief Executive
          F. George Dunham, III                          Officer (principal executive
                                                         officer), and Director
          /s/ TERRY G. GAINES
--------------------------------------------             Executive Vice President,
              Terry G. Gaines                            Chief Financial Officer and
                                                         Treasurer (principal financial
                                                         officer and principal
                                                         accounting officer)
          /s/ HARRY E. BARTEL
--------------------------------------------             Director
              Harry E. Bartel

         /s/ R. EARL COX, III
--------------------------------------------             Director
             R. Earl Cox, III

          /s/ MITCH S. WYNNE
--------------------------------------------             Director
              Mitch S. Wynne

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

                                    EXHIBITS

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
Exhibit No.                               Description
-----------                               -----------
     5                     Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
     23.1                  Consent of Deloitte & Touche LLP regarding INSpire
                           report.
     23.2                  Consent of Deloitte & Touche LLP regarding SDS
                           report.
     23.3                  Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                           (included in its opinion filed as Exhibit 5 hereto).
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